UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

STRATEGIC HOTELS & RESORTS, INC.

(Exact name of registrant as specified in its charter)

Maryland	33-1082757
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

200 West Madison Street, Suite 1700 Chicago, Illinois	60606-3415
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

8.50% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	The New York Stock Exchange*

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [    ]

Securities Act registration statement file number to which this form relates: 333-133353

Securities to be registered pursuant to Section 12(g) of the Act: None

*	Application has been made for listing pursuant to the requirements of The New York Stock Exchange.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the 8.50% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”), liquidation preference $25.00 per share, to be registered hereunder is contained under the caption “Description of Series A Preferred Stock” in the Prospectus Supplement, dated September 25, 2007, to the Prospectus, dated April 18, 2006, constituting a part of the registration statement on Form S-3 (Registration No. 333-133353) of Strategic Hotels & Resorts, Inc. (the “Registrant”), which was filed on September 26, 2007 with the Securities and Exchange Commission pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended. This description and the related information contained under the caption “Description of Our Preferred Stock” in the Prospectus, dated April 18, 2006, are incorporated by reference into this registration statement.

The Series A Preferred Stock is a further issuance of, forms a single series with, and has the same terms as, the Registrant’s previously issued outstanding shares of 8.50% Series A Cumulative Redeemable Preferred Stock.

Item 2.	Exhibits.

The following exhibits are filed as part of this registration statement:

3.1	Articles of Amendment and Restatement of Strategic Hotel Capital, Inc. (filed as Exhibit 3.1 to the Registrant’s Amendment No. 3 to Registration Statement on Form S-11 (File No. 333-112846), filed with the Securities and Exchange Commission on June 8, 2004 and incorporated herein by reference).

3.2	Articles of Amendment (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 1-32223), filed with the Securities and Exchange Commission on March 15, 2006 and incorporated herein by reference).

3.3	By-Laws of Strategic Hotel Capital, Inc. (filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11 (File No. 333-112846), filed with the Securities and Exchange Commission on February 13, 2004 and incorporated herein by reference).

3.4	Articles Supplementary relating to the 8.50% Series A Cumulative Redeemable Preferred Stock (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 1-32223), filed with the Securities and Exchange Commission on March 18, 2005 and incorporated herein by reference).

3.5	Certificate of Correction relating to the 8.50% Series A Cumulative Redeemable Preferred Stock (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 1-32223), filed with the Securities and Exchange Commission on March 18, 2005 and incorporated herein by reference).

3.6	Articles Supplementary relating to the 8.25% Series B Cumulative Redeemable Preferred Stock (filed as Exhibit 3.5 to the Registrant’s Form 8-A (File No. 1-32223), filed with the Securities and Exchange Commission on January 13, 2006 and incorporated herein by reference).

3.7	Articles Supplementary relating to the 8.25% Series C Cumulative Redeemable Preferred Stock (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 1-32223), filed with the Securities and Exchange Commission on April 21, 2006 and incorporated herein by reference).

4.1	Form of Certificate for the 8.50% Series A Cumulative Redeemable Preferred Stock (filed as Exhibit 4.6 to the Registrant’s Registration Statement on Form S-3 (File No. 333-127464), filed with the Securities and Exchange Commission on August 12, 2005 and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Strategic Hotels & Resorts, Inc.

By:	/s/ Paula Maggio
	Name:	Paula Maggio
	Title:	Senior Vice President, Secretary and General Counsel

Date: September 26, 2007